SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ----------------------

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       --------------------------------------
                                     NUTEK, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

                  NEVADA                                    87-0374623
      ----------------------------------                 ----------------
      (State or other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                 Identification No.)


           6330 McLeod Drive, Suite 1, Las Vegas NV        89120
          --------------------------------------------   ----------
            (Address of Principal Executive Offices)     (Zip Code)

                      --------------------------------------

                              LEGAL SERVICES AGREEMENT
                                (Full Title of Plan)

                      --------------------------------------

                               Murray N. Conradie
                             Chief Executive Officer
                           6330 McLeod Drive, Suite 1
                            Las Vegas, Nevada, 89120
                    (Name and Address of agent for service)

                              Tel (702) 262-2061
         -------------------------------------------------------------
         (Telephone Number, including area code, of agent for service)

                      --------------------------------------
                                    Copy to:
                           Law Offices of Neil J. Beller
                              7408 West Sahara Avenue
                              Las Vegas, Nevada 89117
                                  (702) 368-7767

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------


                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================

Common Stock,        1,458,333 shares    $0.06       $87,500    $0.00
par value
$.001 per share
=============================================================================


(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c)and 457(h)promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated as the average of the previous five day bid and asked prices.

=============================================================================

                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   Plan Information.

ITEM 2.   Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to
Part I of this Registration Statement on Form S-8.



                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by NUTEK, INC., a Nevada corporation ("Nutek" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

      (i)   Registrant's Registration Statement on Form 10-SB filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), dated January 24, 2000; and

       (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2000, 2001, 2002; June 30, 2000, 2001, 2002; September 30,
2000, 2001, 2002 and the annual reports for the years ended December 31, 2000 and December 31, 2001.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Shares being registered herein are being issued to the Law Offices of Neil J. Beller, Ltd, the Law Offices of Harold P. Gewerter, Esq., Ltd and the Law Offices of Barry K. Rothman. These law firms are the Registrant's attorneys of record for legal services that are to be provided or have been provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement have any equity or other interest in the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article XI of the Company's Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

                                      5


ITEM 8.  EXHIBITS

Exhibit No.                Description of Exhibits

 3.1          Certificate of Incorporation of the Company (filed as
              Exhibit 3.a to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.b to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 3.3 Bylaws of the Company(filed as Exhibit 3.c to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 4.1          Legal Services Contract with Neil J. Beller dated March 6,
              2003 for legal Services. (filed herewith).
 4.2 Legal Services Contract with Harold Gewerter dated February 28, 2003 for legal Services. (filed herewith).
 4.3 Legal Services Contract with Barry K. Rothman. dated March 3, 2003 (filed herewith).
 5.1          Opinion of Neil J. Beller. (filed herewith).
23.1 Consent of Gary V. Campbell, CPA, Ltd, Certified Public Accountants (filed herewith).
23.2          Consent of Neil J. Beller. (Included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS

        (a)  UNDERTAKING TO UPDATE

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 7th day of March, 2003.

                                            NUTEK, INC.

                                            By: /s/ Murray N. Conradie
                                            ---------------------------
                                            Murray N. Conradie
                                            CHIEF EXECUTIVE OFFICER


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 7th day of March, 2003.


         SIGNATURE                             TITLE
         ---------                             -----
  /s/ Murray N. Conradie        Chief Executive Officer and Chairman
  --------------------------    of the Board (principal executive officer)
      Murray N. Conradie

  /s/ Jason F. Griffith, CPA    Chief Financial Officer and Corporate Secretary
  --------------------------    (Principal Financial and Accounting Officer)
      Jason F. Griffith, CPA

                                          7



                              INDEX TO EXHIBITS

Exhibit No.                Description of Exhibits

 3.1          Certificate of Incorporation of the Company (filed as
              Exhibit 3.a to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.b to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 3.3 Bylaws of the Company(filed as Exhibit 3.c to the Company's Registration Statement on Form 10-SB as filed with the Commission on January 24, 2000).
 4.1          Legal Services Contract with Neil J. Beller dated March 6,
              2003 for legal Services. (filed herewith).
 4.2 Legal Services Contract with Harold Gewerter dated February 28, 2003 for legal Services. (filed herewith).
 4.3 Legal Services Contract with Barry K. Rothman. dated March 3, 2003 (filed herewith).
 5.1          Opinion of Neil J. Beller. (filed herewith).
23.1 Consent of Gary V. Campbell, CPA, Ltd, Certified Public Accountants (filed herewith).
23.2          Consent of Neil J. Beller. (Included in Exhibit 5.1).


 TYPE:  EX-4 OTHERDOC
 DESCRIPTION:  LEGAL SERVICES AGREEMENT
 Exhibit 4.1


                              LEGAL SERVICES AGREEMENT
                               WITH NEIL J. BELLER

       This legal services agreement ("Services Agreement") is made as of this 6th day of March, 2003, by and between Neil J. Beller of the Law Offices of
Neil J. Beller, Ltd. of 7408 West Sahara Avenue, Las Vegas, NV 89117 ("Consultant") and NUTEK, INC., of 6330 McLeod Drive, Suite 1, Las Vegas, NV 89120, (referred to herein as the "Company").

The Company's board members have unanimously agreed to retain the services of Neil J. Beller of the Law Offices of Neil J. Beller, Ltd. The Parties hereto, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:


1. Services. The Company shall retain Neil J. Beller to assist in the process of shareholders obtaining physical delivery of their shares from various brokerages and the reconciliation of the Company's issued shares. The Consultant shall agree to make himself available for the foregoing purposes and devote such business time and attention thereto as it shall determine is required.

(certain other services have been omitted from this filing to maintain client/attorney confidentiality and business strategy confidentiality)

2. Compensation. As compensation for entering into this Services Agreement and for services to be rendered by the Law Offices of Neil J. Beller and the Law Offices of Harold P. Gewerter, consultants shall be issued one million one hundred and twenty five thousand (1,125,000) shares of the Company's common stock, par value $.001 per share. The stock is to be issued pursuant to the unanimous consent of the Company's Board of Directors. The shares shall be issued and held in a third party escrow account as a retainer to guarantee payment. Should payments not be made in cash, Consultant may elect to instruct escrow agent to sell sufficient shares to cover any shortfalls up to the outstanding amount owed for the services rendered. The Company hereby agrees to register the shares of common stock on a Form S-8 registration statement and the Company shall obtain the requisite opinion letter from its corporate counsel as to the legality of such registration.

3.  Miscellaneous.

           3.1  Assignment. This Agreement is not transferable or assignable.

           3.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

           3.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

           3.4   Severability.   The  invalidity  or  unenforceability  of  any
particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

           3.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

          3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.


                                                NUTEK, INC.
                                                By: /s/ Murray N. Conradie
                                                ----------------------------
                                                Murray N. Conradie, CEO


  AGREED AND ACCEPTED
  By: /s/ Neil J. Beller
  -----------------------
  Neil J. Beller
  Law Offices of Neil J. Beller, Ltd.


 TYPE:  EX-4 OTHERDOC
 DESCRIPTION:  LEGAL SERVICES AGREEMENT
 Exhibit 4.2


                              LEGAL SERVICES AGREEMENT
                               WITH HAROLD P. GEWERTER

      This legal services agreement ("Services Agreement") is made as of this 28th day of February, 2003, by and between Harold P. Gewerter of the Law Offices of Harold P. Gewerter, Esq., Ltd. of 228 South fourth Street, Suite 101, Las Vegas NV 89101 ("Consultant") and NUTEK, INC., 6330 McLeod Drive, Suite 1, Las Vegas, NV 89120, (referred to herein as the "Company").

The Company's board members have unanimously agreed to retain the services of Harold P. Gewerter of the Law Offices of Harold P. Gewerter, esq., Ltd. The Parties hereto, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:


1. Services. The Company shall retain Harold Gewerter to assist in the process of shareholders obtaining physical delivery of their shares from various brokerages and the reconciliation of the Company's issued shares. The Consultant shall agree to make himself available for the foregoing purposes and devote such business time and attention thereto as it shall determine is required.

(certain other services have been omitted from this filing to maintain client/attorney confidentiality and business strategy confidentiality)

2. Compensation. As compensation for entering into this Services Agreement and for services to be rendered by the Law Offices of Neil J. Beller and the Law Offices of Harold P. Gewerter, consultants shall be issued one million one hundred and twenty five thousand (1,125,000) shares of the Company's common stock, par value $.001 per share. The stock is to be issued pursuant to the unanimous consent of the Company's Board of Directors. The shares shall be issued and held in a third party escrow account as a retainer to guarantee payment. Should payments not be made in cash, Consultant may elect to instruct escrow agent to sell sufficient shares to cover any shortfalls up to the outstanding amount owed for the services rendered. The Company hereby agrees to register the shares of common stock on a Form S-8 registration statement and the Company shall obtain the requisite opinion letter from its corporate counsel as to the legality of such registration.

3.  Miscellaneous.

           3.1  Assignment. This Agreement is not transferable or assignable.

           3.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

           3.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

            3.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

           3.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

          3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.


                                                NUTEK, INC.
                                                By: /s/ Murray N. Conradie
                                                ----------------------------
                                                Murray N. Conradie, CEO


  AGREED AND ACCEPTED
  By: /s/ Harold P. Gewerter
  -----------------------
  Harold P. Gewerter
  Law Offices of Harold P. Gewerter, Esq., Ltd.


 TYPE:  EX-4 OTHERDOC
 DESCRIPTION:  LEGAL SERVICES AGREEMENT
 Exhibit 4.3


                              LEGAL SERVICES AGREEMENT
                               WITH BARRY K. ROTHMAN

      This legal services agreement ("Services Agreement") is made as of this 3rd day of March 2003, by and between Barry K. Rothman of the Law Offices of Barry K. Rothman of 1880 Century Park East, Suite 615, Los Angeles, CA 90067 ("Consultant") and NUTEK, INC., 6330 McLeod Drive, Suite 1, Las Vegas, NV 89120, (referred to herein as the "Company").

The Company's board members have previously unanimously agreed to retain the services of Barry K. Rothman of the Law Offices of Barry K. Rothman. The Parties hereto, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:


1. Services. The Company previously retained Barry K. Rothman to provide legal representation for the Company. The Consultant agreed to make himself available for those services and shall agree to make himself available for additional foregoing purposes and devote such business time and attention thereto as it shall determine is required.

(certain other services have been omitted from this filing to maintain client/attorney confidentiality and business strategy confidentiality)

2. Compensation. As compensation for entering into this Services Agreement and for services already rendered Barry K. Rothman shall be issued three hundred and thirty three thousand three hundred and thirty three (333,333) shares of the Company's common stock, par value $.001 per share. The stock is to be issued pursuant to the unanimous consent of the Company's Board of Directors. The shares shall be issued to Barry K. Rothman and held in a third party escrow account as a retainer to guarantee payment. Should monthly payments not be made in cash, Consultant may elect to instruct escrow agent to sell sufficient shares to cover any shortfalls up to the outstanding amount owed for that month. The Company hereby agrees to register the shares of common stock on a Form S-8 registration statement and the Company shall obtain the requisite opinion letter from its corporate counsel as to the legality of such registration.

3.  Miscellaneous.

           3.1  Assignment. This Agreement is not transferable or assignable.

           3.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

           3.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

            3.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

           3.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

          3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.


                                                NUTEK, INC.
                                                By: /s/ Murray N. Conradie
                                                ----------------------------
                                                Murray N. Conradie, CEO


  AGREED AND ACCEPTED
  By: /s/ Barry K. Rothman
  -----------------------
  Barry K. Rothman
  Law Offices of Barry K. Rothman


 TYPE:  EX-5 OTHERDOC
 SEQUENCE:  6
 DESCRIPTION:  OPINION ON LEGALITY


Law Offices of Neil J. Beller
7408 West Sahara Avenue
Las Vegas, Nevada 89117
(702) 368-7767

March 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Nutek, Inc.
     Registration Statement on Form S-8

Gentlemen:

        We are acting as special counsel to Nutek, Inc., a Nevada corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 1,458,333 shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which may be issued to Neil J. Beller of the Law Offices of Neil J. Beller, Harold P. Gewerter of the Law Offices of Harold P. Gewerter, Esq., Ltd and Barry K. Rothman of the Law Offices of Barry K. Rothman pursuant to the respective Legal Services Contracts (the "Legal Services Agreements") dated March 6, 2003, February 28, 2003 and March 3, 2003 respectively.

         We have examined the Service Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

      In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Neil J. Beller
-----------------------------------
Neil J. Beller




 TYPE:  EX-23 OTHERDOC
 SEQUENCE:  7
 DESCRIPTION:  CONSENT OF EXPERTS


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Gary V.Campbell, CPA, Ltd

To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 1,458,333 Shares of Common stock of Nutek, Inc., under a certain "Compensation Agreement" with Neil J. Beller of the Law Offices of Neil J. Beller, Harold P. Gewerter of the Law Offices of Harold P. Gewerter, Esq., Ltd and Barry K. Rothman of the Law Offices of Barry K. Rothman and to the incorporation by reference therein of the consolidated financial statements of the Company included in its Registration Statement and the quarterly reports filed with the Securities and Exchange Commission.


/s/ Gary V. Campbell
-------------------------
Gary V. Campbell, CPA, Ltd
March 7, 2003